{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MASTER DEVELOPMENT AND LICENSE AGREEMENT FOR {***} BETWEEN ELITE PHARMACEUTICALS, INC. AND MIKAH PHARMA, LLC

This DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”), dated August 27, 2010 (the “Effective Date”) between Elite Pharmaceuticals, Inc.and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), both corporations organized under the laws of the State of Delaware, with offices at 165 Ludlow Avenue, Northvale, New Jersey (“Elite”), and Mikah Pharma, LLC, a Delaware limited liability company with its offices at 20 Kilmer Drive, Hillsborough, New Jersey 08844 (“Mikah”);

A.          WHEREAS Mikah desires that Elite (each a “Party” and collectively the “Parties”) develop, formulate and manufacture finished dosage forms appropriate for NDA filing, commercial sale, marketing and distribution in the Territory in accordance with the requirements of this Agreement; and

B.          WHEREAS, Mikah has exclusive rights to certain Intellectual Property that is necessary or useful for the development, regulatory approval and commercialization of the pharmaceutical product known as {***} Tablets ({***}mg, {***}mg, and {***} mg) collectively, “{***}” or “Product”; and

C.          WHEREAS Elite desires to perform such development, manufacture and production and Mikah desires to market, sell and distribute the Product all upon the terms and conditions of this Agreement and the agreements ancillary hereto;

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the sufficiency, adequacy and satisfaction of which are hereby acknowledged, Mikah and Elite hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the meanings set forth in this Agreement:

1.1
“Affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, a party or its assignee.  Control shall be determined based upon either their legal right to control or de facto control of the entity.

1.2	“Agreement” shall have the meaning set forth in the Preamble and shall include any exhibits and attachments hereto.

1.3
“NDA” shall mean any new drug application required to manufacture, market and sell finished dosage forms of the Products in the Territory (as defined herein) filed by Mikah with the FDA pursuant to the applicable part of 21 CFR, and any supplements and amendments thereto which may be filed by Mikah from time to time.

EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.4
“ANDA”  means Abbreviated New Drug Application number 75-274 (Naltrexone Hydrochloride Tablets USP, 50mg) and all amendments thereto, that have to date been filed with the FDA seeking authorization and approval to manufacture, package, ship and sell, as more fully defined in 21 C.F.R Part 314 of the FD&C Act.

1.5	“API” shall mean the active pharmaceutical ingredient.

1.6
“Applicable Laws” shall mean all laws, ordinances, codes, rules and regulations applicable to the manufacturing of the Product or any aspect thereof and the obligations of Elite or Mikah, as the context requires under this Agreement, including, without limitation: (i) all applicable federal, state and local laws and regulations of the Territory (including Environmental Laws); (ii) the U.S. Federal Food, Drug and Cosmetic Act, and (iii) the Regulations promulgated under the FD&C Act including without limitation those regarding the Good Manufacturing Practices (“cGMP”), each as amended from time to time and (iv) all laws ordinances, codes, rules and regulations of the Manufacturer as they apply to the Product.

1.7	“Competitive Product” shall mean a similar dosage form containing {***}or equivalent, that is {***}tablet.

1.8	“Data” shall refer to all data, materials, plans, reports, test results and other information developed solely by Elite in connection with the Elite Development Activities.

1.9	“Elite Development Activities” has the meaning set forth in Section 2.1.

1.10	“Facility” shall mean Elite’s finished product manufacturing facility located at 165 Ludlow Avenue, Northvale, New Jersey or any other Elite controlled facility approved by Mikah.

1.11	“FDA” shall mean the United States Food and Drug Administration.

1.12
“FD&C Act” shall mean the United States Federal Food, Drug and Cosmetics Act, (21 U.S.C. 301, et seq.), as amended from time to time, and any regulation promulgated hereunder, including, without limitation, all current good manufacturing practices and current good laboratory practices as defined therein, in each case, as amended from time to time.

1.13	“Finished Goods” means the Product in its final commercial package.

1.14
“Force Majeure” shall mean the occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided, including, but not limited to, fire, accident, work stoppage, sabotage, strike, riot, civil commotion, terrorism, act of God or change in law.

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{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.15	“GAAP” shall refer to United States generally accepted accounting principles, consistently applied.

1.16
“Good Manufacturing Practices” or “cGMP” shall mean the current good manufacturing practices for manufacturing finished products and active pharmaceutical ingredients as set forth in the FD&C Act, their attendant rules and regulations, and any other current good manufacturing practices which are applicable to the Facility

1.17
“Know-How” means proprietary know-how, trademarks, inventions, data, technology and information relating to Product, which either party hereto has the lawful right to disclose to the other party. “Know-How” shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical, toxicological testing as well as other scientific data relating to Product.

1.18
“Milestone Timetable” shall mean the mutually agreed dates upon which Elite is obligated to complete the specific components of the Elite Development Activities with respect to {***}, as evidenced in Exhibits A and B hereto.

1.19
“Naltrexone Product” means the following properties, assets and rights of whatever kind and nature, tangible or intangible, of Mikah, existing on the Effective Date that relate solely and exclusively to the ANDA and any testing, data, studies, and formulations created in connection therewith, including, without limitation: (i) the ANDA, (ii) any correspondence with the FDA in Mikah’s possession with respect to the ANDA, (iii) the right of reference to the Drug Master Files, as set forth in the ANDA; (iv) the ANDA Technology and Scientific Materials; and (v) a fully-paid, perpetual, royalty-free, exclusive license to use any Naltrexone Product technology which is associated with or incorporated in the Naltrexone Product, and to include the same in any other product of Mikah, but only for Elite’s use in connection with the manufacture in the Territory of the Naltrexone Product.

1.20
“Net Sales” means all proceeds received by Mikah and/or its Affiliates and/or from Mikah’s successors and/or from unaffiliated third parties from sales, of {***}in the Territories, less returns, samples, allowances, discounts and applicable taxes, as reflected on actual customer invoices, as may be applicable.

1.21	“Product” means {***}Tablets, strengths of {***}mg, {***} mg, and {***} mg.

1.22	“Regulatory Approvals” shall mean the approvals required under the FD&C Act to sell and market the Product in the Territory.

1.23	“Regulatory Requirements” shall mean any requirements under or pursuant to the FD&C Act or other Applicable Laws.

3	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.24
“Regulatory Standards” shall mean (a) the Facility license requirements, including good laboratory practices, and the Good Manufacturing Practice regulations applicable to the Facility or Elite's research and development, production, packaging, storage or handling of Product at the Facility and (b) any standards of any governmental authority, including good laboratory practices, within the Territory, that apply to the Facility, Elite’s research and development facilities or Elite’s production, packaging, storage or handling of the Product.

1.25
“Specifications” with respect to the Product shall mean the development, manufacturing, quality control, packaging, labeling, shipping and storage specifications in the applicable USP/NF monograph, the DMF or other Regulatory Filing, in the form of specifications set forth as part of this Agreement, including without limitation, those set forth on Exhibit C hereto, and such specifications as may from time to time be established by applicable Regulatory Authorities and as mutually agreed upon by the Parties.

1.26	“Territory” means the United States of America, its territories, possessions, commonwealths.

ARTICLE 2

DEVELOPMENT ACTIVITIES AND PRODUCT APPROVAL

2.1
Product Development and Development Activities for Elite.  Except as provided for in Section 2.2 of this Agreement, Elite, at its own cost and expense, shall undertake and perform all reasonably necessary development work to create a robust formulation, analytical development and perform all other developmental actions necessary or required to facilitate the preparation of a Regulatory Filing for {***}, as more fully set forth as Elite responsibilities on Exhibit A (the “Elite Development Activities”)  For purposes of further clarification, Elite Development Activities conducted by Elite shall include, without limitation, each of the following in accordance with applicable regulations and established Specifications:

a.	Tested and validated API, raw materials, packaging and components that are selected from an FDA approved vendor.

b.	Formulation development resulting in a formulation that will pass the USP and all other specifications required by FDA for {***}that leads to an approved NDA.

c.	Analytically developed methods (such as content dissolution, related substances, etc.);

d.	Manufacturing clinical supplies. exhibit batches and validation batches (three validation batches of each strength);

e.	Conducting stability studies in accordance with cGMP, applicable laws,including room temperature and accelerated stability for each lot;

4	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

f.	Writing the CMC section and compiling, the documents, data and dossier necessary for the filing of an NDA for the {***}that is adequate for Mikah to obtain final NDA approval.

Elite has sole responsibility for the Elite Development Activities, but shall consult with Mikah and obtain Mikah’s approval for any formulation contemplated for use in the exhibit batches.  Elite shall not use any information gained in Elite’s Development Activities for Mikah to assist in the development of a Competitive Product by any third party.

2.2	Product Development and Sales Activities for Mikah. Mikah will be responsible for biostudies, regulatory filings and sales and distribution of the Product.

a.
Mikah or its designees shall prepare all applications necessary to obtain any Product registration and permits required to file the Product in the Territories.  The NDA shall be owned by Mikah.  Elite, however, shall write the CMC section and prepare all completed data and information deemed necessary for the filing of a valid NDA.

b.	Mikah will be responsible for any biostudies required for the Product.

2.3
Ownership of Regulatory Filings.  Mikah shall own and maintain the NDA, Regulatory Approvals and any other jurisdictionally required Regulatory Filings for the Product. Elite will offer any assistance as reasonably requested with maintenance of the Regulatory Filings, as Mikah or a Regulatory Authority may require.

2.4
Exclusive Rights.  Elite does not have any right, title or interest in or to the Data or any other information generated in connection with the Elite Development Activities other than as covered in Article 6 and shall not use the Data for any purpose other than as expressly provided herein.  Elite agrees that to violate this provision would cause Mikah significant and irreparable harm and accordingly, Mikah may seek an injunction against Elite in this event.

ARTICLE 3

MANUFACTURING AND SUPPLY OF PRODUCT

3.1
Manufacturing Agreement.  Elite and Mikah agree that, upon approval of the NDA for {***}, Elite will manufacture the Product and the Parties will negotiate in good faith a manufacturing and supply agreement for the Product.

5	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4

ROYALTIES

4.1
Mikah, its Affiliates and/or its successors shall pay Elite on a quarterly basis a royalty payment as set forth in Exhibit B, item 4 (the “Royalty”), and provide a quarterly report of all Product sales.

4.2
The Royalty shall be due and payable for the duration of the period beginning on the date of approval of the Product by the FDA and ending on the date of introduction into the market of a generic of {***} (such period being the “Royalty Period”).

4.3	Payment of the Royalty is contingent upon the Product being manufactured by Elite in a US-FDA approved facility, except as provided for in Article 11 of this Agreement.

4.4
All payments and quarterly sales reports shall be made within forty five (45) days after the end of each quarter starting with the end of the calendar quarter immediately following the commercial launch of the Product.

4.5
Audit rights for accounts. Upon ten days written notice, Elite shall have the right to designate a representative to inspect Mikah’s books of account, records, documents and instruments related to the sales of the Product of Mikah and any Affiliate and to make copies thereof, at any time during Mikah’s regular business hours during the term of this Agreement and for a period of) two (2) years immediately after termination of this Agreement to ascertain the accuracy of such records in respect to calculation of royalty amounts. The expense of such audit shall be Elite’s unless the audit shall demonstrate a discrepancy greater than five percent (5%) between royalties reported and paid and those which were actually incurred, in which event the expenses of such audit shall be borne by Mikah. In the event there is a dispute between Elite and Mikah regarding any discrepancy discovered by such audit, Mikah and Elite shall together designate a qualified third party certified public accountant to perform a second audit, the results of which shall be binding. In the event the second audit reveals that the discrepancy was less than five percent (5%), then Elite shall pay the costs of the second audit. In the event that the second audit reveals that the discrepancy was more than five percent (5%), then Mikah shall pay the cost of the second audit.

ARTICLE 5

PAYMENTS

5.1
Payments for Development.  In consideration of Elite’s performance with the terms and conditions of this agreement, Mikah shall pay Elite for the development work according to the terms outlined in exhibit B, items 1,2 and 3, of this agreement.

5.2
Grant of License.  Subject to the terms set forth herein, and in consideration for the payments set forth, Elite hereby grants to Mikah a royalty bearing license to market the Product within the Territory. The royalty amount is set forth in Exhibit B, item 4, and is contingent upon FDA approval of the Product and Article 4 of this Agreement.

6	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Representations and warranties:

(a)	Each Party represents and warrants to the other that it is authorized to enter into and to perform its obligations under this Agreement.

(b)	Each Party represents and warrants to the other that its obligations created under this agreement do not conflict in any manner with any of its pre-existing obligations.

(c)	Each Party represents and warrants to the other that it is the owner of any Know-How to be used or relied upon by such Party in performing its obligations under this Agreement.

(d)	Mikah represents and warrants that:

(i)	it has not received any notice or claim that the use of its Know-How infringes any patent or intellectual property rights of any third party in the Territory; and

(ii)	to its actual knowledge, without any independent investigation, the use of its Know-How will not infringe any patent or intellectual property rights of any third party in the Territory.

(e)	Elite represents and warrants that:

(i)	It has not received any notice or claim that the use of its Know-How infringes any patent, or intellectual property rights of any third party in the Territory; and

(ii)	to its actual knowledge, without any independent investigation, the use of its Know-How will not infringe any patent or intellectual property rights of any third party in the Territory.

7	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7

INTELLECTUAL PROPERTY RIGHTS

7.1
Each Party shall be responsible, at its own expense, for filing and prosecuting patent applications relating to its Know-How, as it deems appropriate, and for paying maintenance fees on any patents issuing there from, for the term of this Agreement, with respect to Know-How owned by it.  With respect to any Product developed hereunder, the party developing the formulation shall be responsible for filing and prosecuting the patents.  Each Party shall promptly render all necessary assistance reasonably requested by the other Party in applying for and prosecuting patent applications relating to such Party’s Know-How under this Agreement. Ownership of inventions shall be determined by US Patent Law.   Notwithstanding the foregoing, to the extent that a patent application includes claims applicable to a broader scope of products than the Product, such Know-How and rights related thereto shall be presumed to belong to Elite, provided that Mikah shall receive a fully paid up license for such patent with respect to the Product during the life of the patent.

7.2
For avoidance of doubt, Elite shall retain ownership of any Intellectual Property, which it owned prior to the execution of this Agreement and which has not been created or developed in connection with the provision of the activities contemplated hereunder. In such event, Elite shall grant Mikah a non-exclusive, royalty-free, sub-licensable, perpetual license to use Elite Intellectual Property solely in connection with the activities contemplated hereunder, and/or as is necessary or useful to the commercialization of the Product, including but not limited to making, having made, using, importing, exporting, and selling the Product.

ARTICLE 8

INDEMNIFICATION

8.1
Indemnification of Mikah. Elite shall indemnify and hold harmless Mikah and its officers, directors and employees against and from any losses, damages, injuries, liabilities, exposure, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees (including attorneys’ fees), charges or expenses that are suffered or incurred at any time by Mikah or such persons, or to which Mikah or such persons may otherwise become subject at any time, and that become payable or arise out of or by virtue of, or relate to:

(a)
Any breach by Elite or default by Elite in the performance of, or any failure on the part of Elite to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement or

(b)
Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of or alleging the negligence or intentional act or omission of Elite or its employees or agents.

8.2
Indemnification of Elite. Mikah shall indemnify and hold harmless Elite and its officers, directors or employees against and from any losses, damages, injuries, liabilities, exposure, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees (including attorneys’ fees), charges or expenses that are suffered or incurred at any time by Elite or such persons, or to which Elite or such persons may otherwise become subject at any time, and that become payable or arise out of or by virtue of, or relate to:

8	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)
Any breach by Mikah or default by Mikah in the performance of, or any failure on the part of Mikah to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement or

(b)
Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of or alleging the negligence or intentional act or omission of Mikah or its employees or agents, or arising from the active ingredient of the Product.

8.3
Notice and Legal Defense. Promptly after receipt by a Party hereunder of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 7.1 and 7.2 hereof may apply, the Party seeking indemnification shall notify the indemnifying Party in writing of such fact The indemnifying Party shall assume the defense thereof; provided, however, that if the defendants in any such action include both the Party seeking indemnification and the indemnifying Party and the Party seeking indemnification shall reasonably conclude that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the indemnifying Party, the Party seeking indemnification shall have the right to select separate counsel to participate in the defense of such action on behalf of such Party seeking indemnification, at the indemnifying Party’s expense.

8.4
LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS (OTHER THAN AS ARE ORDINARILY ENCOMPASSED BY CONTRACT DAMAGES), LOSS OF GOODWILL, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ARISING UNDER ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

ARTICLE 9

TERM AND TERMINATION AND DEFAULT

9.1
Term.  This Agreement shall be effective from the Effective Date and shall continue for a ten (10) year term after the initial marketing of the Product, or pursuant to Article 9 of this Agreement. For avoidance of doubt, the Royalty shall be due and owing only during the “Royalty Period” if the “Royalty Period” is less than ten years.  One year prior to the Termination Date, the Parties shall meet to discuss the commercial options regarding the supply and distribution of the Product subsequent to such Termination Date.

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{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2
Termination.  Either Party shall have the option to terminate this Agreement prior to the Termination Date upon the occurrence of a "Termination Event".  A "Termination Event" shall mean: (a) the voluntary or involuntary filing of a petition for bankruptcy, insolvency or placing in receivership of either Party; (b) a material breach of the terms of this Agreement by one Party followed by written notice of such breach by the non-breaching Party followed by the failure of the breaching Party to cure such breach within sixty (60) days of the date upon which written notice of breach was given as in Section 9.4; (c) adverse changes in the Intellectual Property environment wherein either Party, in its reasonable commercial judgment believes a third party patent may be infringed upon by a Product; (d) upon six (6) months written notice to the other Party, if in terminating Party’s reasonable judgment the Product ceases to be commercially viable. Otherwise, if Mikah is to terminate for any reason other than that which is set forth in Article 9.2, Mikah shall pay Royalty to Elite for the Royalty Period.  If Elite is to terminate for any reason other than that which is set forth in Article 9.2, the Royalty shall not be due and owing to Elite for the period subsequent to such termination.

9.3
Termination Prior to Regulatory Approvals.   Promptly upon termination of this Agreement as a result of Elite’s bankruptcy or breach of this Agreement prior to obtaining Regulatory Approvals, Mikah shall be entitled to a licensed copy of all of Elite’s Data or other materials reasonably necessary to enable Mikah to complete the process of obtaining Regulatory Approvals that have not yet been received, and in such case, the ownership rights of Elite and Mikah with respect to the Product shall remain in accordance with the provisions of this Agreement.

9.4	Events of Default. An event of default under this Agreement shall be deemed to exist upon the occurrence of anyone or more of the following events:

(a)
Failure by either Party hereto to perform fully, or comply fully, with, any material provision of this Agreement and such failure continues for a period of sixty (60) days after receipt of written notice of such nonperformance or noncompliance;

(b)
Failure of Mikah to pay any amount due to Elite, which failure continues for a period of sixty (60) days after written notice of such non-payment unless, and to the extent such non-payment is due to a good faith dispute concerning the amount owed.

9.5
WARRANTY LIMITATION. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6, THE PARTIES MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING TECHNOLOGY, GOODS, SERVICES, RIGHTS OR THE MANUFACTURE AND SALE OF PRODUCTS, AND HEREBY DISCLAIM: ANY OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

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{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 10

RESOLUTION OF DISPUTES; ARBITRATION

10.1
The following dispute resolution process shall apply to all disputes that arise under this Agreement (the “Dispute Resolution Process”).  In the event of any dispute under this Agreement, the disputing Party shall provide written notice of the dispute to the other Parties detailing such dispute.  Within ten (10) business days from the date of the written notice, the Parties will meet at a mutually acceptable time and place or via phone or teleconference, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute.  If they are unable to resolve the dispute within fifteen (15) business days of their first meeting, the matter shall be referred to a senior board level manager of each of the Parties.

10.2
If the senior board level managers of the Parties are unable to resolve the matter within three (3) business days after notification then, any Party to the dispute may initiate binding arbitration or pursue other legal proceedings to the extent Section 10.4 of the Agreement is not applicable.

10.3	Expenses. Each Party shall be responsible for its own legal fees, travel and related expenses during the Parties’ attempt to resolve the dispute.

10.4
Other Rights.  Nothing in this Section 9 shall be deemed to waive the right of any Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

ARTICLE 11

MISCELLANEOUS

11.1	Recitals. The recitals are hereby incorporated by reference and made part of this Agreement.

11.2
Survival.  Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or early termination of this Agreement, all rights and obligations of the Parties shall cease, except as follows:

(a)
The obligations of Article 4 of this Agreement, specifically the payment of Royalties, shall survive termination of this Agreement up to and including the date that is ten (10) years after the initial marketing of the Product; or the last day of the Royalty Period, whichever is earlier.  In the event of Elite being willing and able to manufacture the Product in an Elite Facility and Mikah transferring such manufacturing to a non-Elite facility, the Parties agree that the Royalty shall continue to be due and payable to Elite regardless of the Product not being manufactured in an Elite facility.  For avoidance of doubt, Royalty will be paid as specified in Article 4.2 (the “Royalty Period”).

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{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	The obligations of confidentiality set forth in Section 11.5 of Article 11 shall survive;

(c)	The Parties obligations under Article 7 shall survive;

(d)	Any cause of action or claim of Mikah or Elite accrued or to accrue because of any breach or default by the other Party hereunder shall survive; and

11.3
Entire Agreement; Amendment.  This Agreement, with all of the Exhibits, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all previous verbal and written agreements, representations and warranties.  This Agreement may be released, waived or modified only by written agreement signed by the Party against whom enforcement of any release, waiver, modification, or other change is sought.

11.4
Standard Forms.  In ordering and delivering the services or Product, Mikah and Elite may employ their standard forms, but nothing in those forms shall be construed to modify, amend or supplement the terms of this Agreement and, in the case of any conflict herewith, the terms of this Agreement shall govern and control.

11.5
Confidentiality.  Elite and Mikah shall not use, except in connection with this Agreement, nor disclose any information concerning the other Party's business or any proprietary information of the other Party, including but not limited to, technical or scientific data, unpublished findings, biological material, know-how, specifications, processes, techniques, patent, patent litigation strategies or tactics, trade secrets, algorithms, programs, designs, drawings, or formulae; and any engineering, manufacturing, marketing, financial, litigation, intellectual property or business plan, confidential knowledge, data or other similar information, whether received pursuant to this Agreement or otherwise ("Confidential Information") without the prior written consent of such other Party.  The obligation of non-disclosure referred to above shall not apply to:

(i)
Information which is known to the receiving Party or one of its Affiliates or independently developed by the receiving Party or one of its Affiliates prior to the time of disclosure, in each case, to the extent evidenced by written records;

(ii)	Information disclosed to the receiving Party by a third party, which has a right to make such disclosure;

(iii)
Information which is or becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing Party or a third person obtaining such information as a matter of right; or

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{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)
Information which is required to be disclosed by order of the FDA or similar authority in other countries or a court of competent jurisdiction; provided that the Parties shall use their best efforts to obtain confidential treatment of such information by the court or agency.

11.6
In addition to the provisions set forth in this agreement, the Mutual Confidentiality Agreement entered into by the Parties dated as of May 18 , 2010 is hereby incorporated herein by reference in its entirety.

11.7
Force Majeure.  Failure of any Party to perform its obligations under this Agreement as a result of Force Majeure shall not subject such Party to any liability or place it in breach of any term or condition of this Agreement to the other Party if such failure is caused by any cause beyond the reasonable control of such non-performing Party. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof.  The Party so affected shall use its best efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence.  Neither Party shall be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure.  In the event that Force Majeure has occurred and is continuing for a period of at least three (3) months, the other Party shall have the right to terminate this Agreement upon thirty (30) days notice.

11.8
Waiver.  The failure of a Party to enforce any breach or provision of this Agreement shall not constitute a continuing waiver of such breach or provision and such Party may at any time thereafter act upon or enforce such breach or provisions of this Agreement.  Any waiver of breach executed by either Party shall affect only the specific breach and shall not operate as a waiver of any subsequent or preceding breach.

11.9
No Assignment.  Elite may not delegate, subcontract, sublicense or otherwise transfer to a third party its rights or obligations under this Agreement, except to any Affiliate of Elite, without the consent of Mikah,  Mikah may transfer its rights or obligations under this Agreement to any Affiliate or to a successor of the portion of its business that is the subject matter hereof.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.

11.10
Severability.  If any clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed and the remaining provisions of the Agreement shall continue in full force and effect.  The Parties shall use their best efforts to agree upon a valid and enforceable provision as a substitute for the severed provision, taking into account the intent of this Agreement.

13	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.11
Notices.  Any notice, request or other communication required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to be given when delivered in person or by courier (return receipt requested) or five days after being deposited in the United States mail, postage prepaid, certified, return receipt requested to the Parties addressed as follows:

If to Elite, to:

Elite Laboratories, Inc.
165 Ludlow Avenue Northvale
New Jersey 07647
Attn: Chris Dick, President
Fax: (201) 750-2755

If to Mikah to:

Mikah Pharma, LLC
20 Kilmer Drive
Hillsborough, New Jersey 08844
Attn: Nasrat Hakim, President

11.12	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New Jersey, United States of America, without reference to conflicts of laws, rules or principles.

11.13
Independent Parties. The relationship of the Parties under this Agreement is that of independent contractors.  Neither Party shall be deemed to be the agent of the other, nor shall the Parties be deemed to be partners or joint venturers, and neither is authorized to take any action binding upon the other.  Elite expressly acknowledges for itself, its employees, agents and subcontractors, that none of them are employees of Mikah and that none of them are entitled to participate in any benefit plans of Mikah.  Elite further acknowledges that none of its employees, agents or subcontractors are eligible to participate in any benefit plans of Mikah, even if it is later determined that the status of any of them was that of an employee during the period of this engagement of Elite by Mikah.

11.14	Costs. Except as otherwise provided in this agreement, each Party will pay its own costs and expenses in connection with the negotiation, preparation, execution, and performance of this Agreement.

11.15	Currency. Wherever a monetary currency is indicated throughout this Agreement, that currency shall be United States Dollars, unless otherwise clearly indicated.

14	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.16	Days. Wherever reference is made to days, working days or any measurement of time in days, calendar days shall be used regardless of weekends and holidays.

11.17
Sophisticated Parties.  Each Party to this Agreement is a sophisticated business party negotiating in good faith with the advice of legal counsel.  Each Party is hereby advised to seek the advice of legal counsel prior to executing this Agreement.

11.18
English Language.  This Agreement has been negotiated and is written in the English language, and while some of the Parties may not speak English as their primary language, they have sought the use of translators, if necessary, and understand the meaning and implications of this entire Agreement.

(The remainder of this page has been intentionally left blank.)

15	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MIKAH PHARMA LLC	ELITE PHARMACEUTICALS, INC.

By:	By:
Name: Nasrat Hakim	Name: Chris C. Dick
Title: President and CEO	Title: President

16	EXECUTION COPY

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

{***}
Development Activities

Responsibility
#	Activities	Elite	Mikah	Estimated Timing
1	Formulation Development - Preliminary batches - API and Raw Material characterization - Comparator product characterization - In vitro dissolution	X		6 months from signing of agreement
2	Analytics - Product specifications - Methods development - Validation package	X
3	Manufacturing of Pivotal Batch - Three batches each strength (150,000 tablets) - Packaging in HDPE bottles	X		Immediately after completion of Step 2
4	Shelf Stability Studies - Standard protocol for NDA - 3 batches X 3 strengths	X
5	Biostudies		X	At timing of Mikah
6	Validation	X
7	NDA: Compile and submit		X

Exhibit A	CONFIDENTIAL

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Payments for Development of
{***}

1.	For the full development of {***}as per this agreement and its exhibits, Elite shall receive all rights, title and interest held by Mikah in the Naltrexone Product.

a.
The Parties agree to prepare and execute a separate asset purchase agreement for the transfer of such rights, title and interest held by Mikah in the Naltrexone Product within thirty days from the Effective Date.

2.
The Parties agree that the value of the Naltrexone Product, estimated at $200,000, constitutes full and equitable consideration for the development services being performed by Elite under this Agreement.  Furthermore, the transfer of the Naltrexone Product represents payment of consideration in lieu of cash, with such payment being made by Mikah in advance of the performance of Elite Development Activities.

3.
The Parties agree, that in the event of Elite not completing any of those Elite Development Activities listed as being the responsibility of Elite as per Exhibit A of this Agreement, Elite shall pay to Mikah amounts, as follows, with such amounts representing the value of consideration paid by Mikah by transfer of the Naltrexone Product, less the value of Elite Development Activities that were completed:

a.	If Elite does not complete item #6 of Exhibit A (Validation), Elite shall pay $25,000 to Mikah.

b.	If Elite does not complete item #’s 3 and 4 of Exhibit A (Manufacturing of Pivotal Batch and Shelf Stability Studies, respectively), Elite shall pay $100,000 to Mikah

c.	If Elite does not complete item #’s 1 & 2 of Exhibit A (Formulation Development and Analytics, respectively), Elite shall pay $75,000 to Mikah.

4.	Royalties of amounts equal to {***}% of Net Sales of {***}shall be paid to Elite in accordance with the terms of this Agreement, including, without limitation, Article 4 and Article 11.

Exhibit B	CONFIDENTIAL

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

{***}
Product Formulation Specifications

The desired Product consists of {***}mg, {***} mg, and {***}mg {***}

An acceptable release profile based on dissolution and bioavailability parameters will be determined in detail by mutual agreement between Mikah and Elite.

For avoidance of doubt, dissolution, content and related substance specification profile shall meet all applicable regulatory standards for a NDA as set forth by the CFR and USP.

Exhibit C	EXECUTION COPY